UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023
CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

DE	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside,	Suite 1100	99201
Spokane,	WA
(Address of principal executive offices)		(Zip Code)
(509) 344-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.0001 per share	CLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

In connection with the discharge of its obligations under the Indenture (as defined below) and the redemption of the Notes (as defined below), on October 27, 2023 (the “Closing Date”), Clearwater Paper Corporation (the “Company”) entered into a credit agreement with AgWest Farm Credit, PCA, as administrative agent (the “Agent”), and the lenders party thereto (the “PCA Credit Agreement”).

The credit facility provided under the PCA Credit Agreement consists of a revolving term loan commitment initially in the amount of $270 million, $150 million of which was disbursed on the Closing Date in order to pay a portion of the price associated with the redemption of the outstanding Notes. The lending commitment under the PCA Credit Agreement is subject to an annual reduction of 2% of the commitments then in effect. The PCA Credit Agreement matures and the lending obligations thereunder terminate on the earlier of October 27, 2028 and the date that is 91 days prior to the maturity of the Company’s 4.750% senior notes due 2028, unless during such period of time the outstanding principal amount of such senior notes plus $50 million is less than the sum of the Company’s available borrowing liquidity and unrestricted cash. The obligations of the Company under the PCA Credit Agreement are secured by liens on substantially all of the personal property assets of the Company and each of its domestic subsidiaries that are guarantors of the PCA Credit Agreement.

The Company may, at its option, prepay and reborrow any borrowings under the PCA Credit Agreement, in whole or in part, at any time and from time to time without premium or penalty (except in certain circumstances). In addition, the Company must make mandatory prepayments of principal under the PCA Credit Agreement upon the occurrence of certain asset sales (subject to customary reinvestment rights). Any remaining outstanding principal balance under the PCA Credit Agreement is repayable on the maturity date.

Under the PCA Credit Agreement, loans generally may bear interest based on SOFR or the Agent’s fixed rate, as applicable, plus, in each case, an applicable margin of 3.65% per annum. In the case of the $150 million borrowing disbursed under the PCA Credit Agreement on the Closing Date, the Company has selected a one-year fixed rate loan that will bear interest at an all-in interest rate of 9.13%. The PCA Credit Agreement contains certain customary representations.

The PCA Credit Agreement contains certain customary representations, warranties, and affirmative and negative covenants of the Company and its subsidiaries that restrict the Company’s and its subsidiaries’ ability to take certain actions, including, incurrence of indebtedness, creation of liens, mergers or consolidations, dispositions of assets, repurchase or redemption of capital stock and certain types of indebtedness, making certain investments, entering into certain transactions with affiliates or changing the nature of the Company’s business. The obligations under the PCA Credit Agreement may be accelerated or the commitments terminated upon the occurrence of events of default under the PCA Credit Agreement, which include payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to other material indebtedness, defaults arising in connection with changes in control, and other customary events of default.

On the Closing Date, the Company also entered into an amendment of its ABL Credit Agreement dated July 26, 2019, among the Company, as borrower, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “ABL Credit Agreement”), the primary purpose of which was to permit the PCA Credit Agreement (the “ABL Amendment”).

The foregoing descriptions of the PCA Credit Agreement and the ABL Amendment are qualified in their entirety by reference to the PCA Credit Agreement which is attached hereto as Exhibit 10.1, and the ABL Amendment which is attached hereto as Exhibit 10.2, each of which is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement

On the Closing Date, the Company notified the holders of the Company’s existing 5.375% Senior Notes due 2025 (the “Notes”) that the Company elected to redeem all of the currently outstanding $270 million aggregate principal amount of Notes on November 27, 2023 (the “Redemption Date”), in accordance with that certain Indenture dated as of July 29, 2014 (the “Indenture”), by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), governing the Notes. Using the proceeds from the PCA Credit Agreement, together with cash on hand and a draw under its revolving credit facility, the Company irrevocably deposited with the Trustee sufficient funds to fund the redemption of the Notes on the Redemption Date. As a result, the Company’s and the guarantors’ obligations under the Indenture have been discharged. In connection with the redemption of the Notes, the Company expects to pay a redemption premium in the amount of $2.7 million plus approximately $4.7 million in accrued but unpaid interest thereon.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The description set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit	Description

10.1	Credit Agreement, dated October 27, 2023, by and among Clearwater Paper Corporation, AgWest Farm Credit, PCA, as administrative agent, and the lenders parties thereto.
10.2	Fourth Amendment to the ABL Credit Agreement, dated October 22, 2023 by and among Clearwater Paper Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the lender parties thereto.
104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 27, 2023
CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary